CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 30, 2010 with respect to the audited consolidated financial statements of Wesen Recycling Technology, Inc. and Subsidiaries for the years ended December 31, 2009, 2008 and 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 11, 2011